Exhibit 99.01

News Release

Investor Contact:	Trade Press Contact:
Michael Magaro	David Viera
Investor Relations	Corporate Communications
(925) 290-4321	(925) 290-4681
ir@formfactor.com	dviera@formfactor.com

FormFactor, Inc. Reports First Quarter Results

LIVERMORE, Calif. — April 27, 2010 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the first quarter of fiscal 2010, that ended on March 27, 2010. Quarterly revenues were $39.7 million, up 20.2% from $33.0 million in the fourth quarter of fiscal 2009, and up 44.9% from $27.4 million in the first quarter of fiscal 2009.

Net loss for the first quarter of fiscal 2010 was $38.2 million or $(0.77) per fully-diluted share, compared to a net loss for the fourth quarter of fiscal 2009 of $28.0 million or $(0.56) per fully-diluted share and a net loss for the first quarter of fiscal 2009 of $37.9 million or $(0.77) per fully-diluted share. On a Non-GAAP basis, net loss for the first quarter of fiscal 2010 was $29.4 million or $(0.59) per fully-diluted share, compared to a net loss for the fourth quarter of fiscal 2009 of $22.8 million or $(0.46) per fully-diluted share and a net loss for the first quarter of fiscal 2009 of $30.1 million or $(0.61) per fully-diluted share. The first quarter of fiscal 2010 results include pre-tax restructuring charges of approximately $3.6 million which is associated with one-time severance benefits. The restructuring charge is related to our manufacturing expansion to Singapore, which is expected to result in cost benefits from our investment by the first quarter of 2011. The fourth quarter of fiscal 2009 results included $0.9 million in pre-tax restructuring charges as compared with the first quarter of fiscal 2009 results, which included $7.7 million in pre-tax restructuring charges.

“Increasing design activity and volume purchases in memory applications are having a positive impact on our revenues,” said Mario Ruscev, CEO of FormFactor. “The transitions to DDRIII and to smaller technology nodes continue to gain momentum. Our focus is on customer qualification of our new products and improving manufacturing efficiency to drive profitability.”

Q1 Business Highlights:

•                  Shipping TouchMatrix and SmartMatrix probe cards in volume.

•                  Received full product acceptance for TouchMatrix at a major NAND customer.

•                  Opened our new wafer probe card manufacturing facility and global business center in Singapore.

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 8:00 a.m. PDT, or 11:00 a.m. EDT, today. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until April 29th, 2010 at 9:00 p.m. PDT and can be accessed by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering confirmation code 64289833.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding business momentum, demand for our products and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including the demand for DRAM and Flash memory devices and certain other semiconductor devices and the status and momentum of transitions to DDRIII and to smaller technology nodes; the company’s ability to optimize its operating plans and structure with the business environment, including its restructuring activities related to the company’s manufacturing expansion in Singapore; the company’s ability to develop innovative testing technologies and qualify new products with customers, to improve manufacturing efficiencies, and to timely deliver new products that meet its customer’s testing requirements and lower their overall cost of test. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 26, 2009, as filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 27,	March 28,
	2010	2009

Revenues	$39,666	$27,369
Cost of revenues	41,994	31,048
Gross profit (loss)	(2,328)	(3,679)

Operating expenses:
Research and development	15,091	14,110
Selling, general and administrative	17,867	26,310
Restructuring charges	3,550	7,679
Total operating expenses	36,508	48,099
Operating loss	(38,836)	(51,778)

Interest income, net	775	1,115
Other income (expense), net	117	(416)
Loss before income taxes	(37,944)	(51,079)
Provision for (benefit from) income taxes	240	(13,136)
Net loss	$(38,184)	$(37,943)

Net loss per share:
Basic and Diluted	$(0.77)	$(0.77)

Weighted-average number of shares used in per share calculations:

Basic and Diluted	49,890	49,201

Reconciliation of Non-GAAP Net loss:

	Three Months Ended
	March 27,	March 28,
	2010	2009

GAAP Net loss	$(38,184)	$(37,943)
Stock-based compensation, net of related income-tax impact *	5,258	2,953
Restructuring charges, net of related income-tax impact*	3,550	4,851
Non-GAAP Net loss	$(29,376)	$(30,139)

Non-GAAP Net loss per share:
Basic and Diluted	$(0.59)	$(0.61)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	49,890	49,201

* There was no related income tax impact to stock-based compensation and restructuring charges in the first quarter of fiscal 2010 as a result of the valuation allowance recorded.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

(Unaudited)

	March 27,	December 26,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$92,978	$122,043
Marketable securities	339,850	327,192
Accounts receivable, net	34,519	29,412
Inventories	31,880	25,548
Deferred tax assets, net	3,317	3,296
Refundable income taxes	318	26,774
Prepaid expenses and other current assets	12,616	12,346
Total current assets	515,478	546,611

Restricted cash	680	680
Property and equipment, net	97,108	97,758
Deferred tax assets, net	2,255	2,202
Other assets	8,211	8,717
Total assets	$623,732	$655,968

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,876	$29,250
Accrued liabilities	21,667	23,417
Income taxes payable	173	481
Deferred revenue	11,557	10,856
Total current liabilities	63,273	64,004
Long-term income taxes payable	6,423	6,423
Deferred rent and other liabilities	5,468	5,626
Deferred tax liability	2,134	2,134
Total liabilities	77,298	78,187
Stockholders’ equity
Common stock, $0.001 par value	51	50
Additional paid-in capital	637,273	630,333
Accumulated other comprehensive income	1,149	1,253
Accumulated deficit	(92,039)	(53,855)
Total stockholders’ equity	546,434	577,781
Total liabilities and stockholders’ equity	$623,732	$655,968